Exhibit 10(a)86

                GULF STATES UTILITIES COMPANY

               EXECUTIVE INCOME SECURITY PLAN

                 EFFECTIVE OCTOBER 1, 1980,

        AS AMENDED, CONTINUED AND COMPLETELY RESTATED

                EFFECTIVE AS OF MARCH 1, 1991


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                GULF STATES UTILITIES COMPANY
               EXECUTIVE INCOME SECURITY PLAN


                           PURPOSE

     The purpose of this Plan is to provide specified retirement, disability, termination and survivor benefits to a select group of officers and key managerial employees of the Company who contribute to the continued growth, development, and future success of the Company. The benefits under this Plan shall be in addition to any entitlements which an employee may have under an employment contract with the Company.

                          ARTICLE I

                         DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, the following terms shall have the following indicated meanings:

1.1 "Average Final Compensation Rate" shall be determined based upon the average annual rate of Compensation of a Participant in the 12 consecutive months during his or her last 60 months of Company employment which produces the highest average.

1.2 "Cause" shall be determined by the Committee, in exercise of good faith and reasonable judgement, and shall mean the gross dereliction of duty by a Participant or the committing of an act by a Participant which involves or constitutes moral turpitude, such as fraud, embezzlement or dishonesty.

1.3 "Committee" shall mean the Compensation Committee of the Board of Directors of Gulf States Utilities
     Company.

1.4 "Company" shall mean Gulf States Utilities Company and its subsidiaries, and their respective successors and assigns.

1.5 "Compensation" shall mean the basic remuneration authorized for a Participant for services rendered to the Company, including (solely for purposes of this Plan and not otherwise) amounts representing basic remuneration which are (i) deferred under the Gulf States Utilities Company Nonqualified Deferred Compensation Plan for Officers, Nonemployee Directors and Designated Key Employees, (ii) deferred under the Gulf States Utilities Company Nonqualified Accrued Contributions Plan for Designated Key Employees, and
     (iii) authorized by the Company as a Participant's stated salary but not paid because of limitations, restrictions or reductions imposed for reasons other than non-performance of services, termination of employment or demotion to another position. Notwithstanding the foregoing, Compensation will not include (i) any bonuses (whether deferred pursuant to the Gulf States Utilities Company Nonqualified Deferred Compensation Plan for Officers, Nonemployee Directors, and Designated Key Employees or otherwise), and pay for overtime or special pay and (ii) the Company's costs for any employee benefit plan.

1.6 "Dependent Child" shall mean the natural born or legally adopted child of a Participant who at the time of death or permanent and total disability of the Participant was dependent on the Participant for his or her support and who is less than 19 years of age (or if enrolled as full-time college student, less than 23 years of age) at the time payment of any supplement is to be made to the child.

1.7 "50% Joint and Survivor Annuity" shall mean an annuity providing for a reduced retirement benefit to a Participant during his or her life, and for a benefit to his or her Surviving Spouse during his or her life at the rate of one-half the amount paid to the Participant.

1.8 "Good Reason" shall mean (i) without Cause the Company assigns the Participant to duties materially inconsistent with the Participant's authorities, duties, responsibilities and status (including offices, titles and reporting requirements) as an officer or key managerial employee of the Company, or materially reduces or. alters the nature or status of the Participant's authorities, duties or responsibilities, or (ii) without Cause the Company requires the Participant to be based at a location outside of the Company's service area as in effect from time to time, except for required travel on the Company's business to an extent substantially consistent with the Participant's business obligations, or (iii) without Cause the Company reduces the Participant's base salary. as in effect from time to time or (iv) the Company terminates the Participant's employment without providing the Participant a written notice of termination :setting forth the basis for the Company's decision to terminate the Participant for Cause.

1.9 "Key Managerial Employee" shall mean a non-officer employee of the Company whose participation in this Plan is approved by the Compensation Committee.

1.10 "Life Income Annuity" shall mean a retirement benefit payable during the Participant's lifetime only with no further amount payable after his or her death.

1.11 "Officer" shall mean an officer of the Company duly elected or appointed by the Board of Directors, but excludes assistant officers.

1.12 "Participant" shall mean an Officer or Key Managerial
     Employee of the Company who remains in the employ of the Company and who otherwise meets the requirements for participation hereunder.

1.13 "Plan" shall mean the Gulf States Utilities Company
     Executive Income Security Plan approved by the
     Company's Board of Directors on April 19, 1981, as amended, continued and completely restated from time to time.

1.14 "Previous Employers" shall mean organizations, including the United States military services, with which a Participant was employed before being employed by the Company.

1.15 "Previous Employer Provided Retirement Benefits" shall mean any retirement benefits received by a Participant, or the right to future receipt of benefits by the Participant, from any pension plans sponsored by the Participant's Previous Employers and any retirement benefits received by the Participant, or the right to future receipt of benefits by the Participant, from pension plans of any military services or governmental entities. If such benefits are paid on any basis other than a 50% Joint and Survivor Annuity for a Participant who is married or a Life Income Annuity for a Participant who is not married, then for purposes of this Plan, the Committee shall convert such benefits to the actuarial equivalent of such annuity. If such converted figure is less than the actual amount of Previous Employer Provided Retirement Benefits, then the actual amount shall be used for purposes of this Plan, and if Previous Employer Provided Retirement Benefits are smaller than the converted amount, then the converted amount shall be used for purposes of this Plan.

1.16 "Previous Employer Provided Survivor Benefits" shall mean any benefits received by the Participant's
     Surviving Spouse, or the right to future receipt of benefits by the Surviving Spouse, following the Participant's death, from any plans described in
     Section 1.15.

1.17 "Primary Social Security Benefit" shall mean the amount of the benefit which, under the provisions of the Federal Social Security Act as in effect on a Participant's date of termination of employment, the Participant is, or will be, entitled to receive as his or her "primary insurance amount" at the earliest time such Benefit would otherwise be available to the Participant assuming that (i) the Participant has made or will make appropriate and timely application for such Benefit and (ii) no event has occurred or will occur by reason of which the amount of such Benefit has been or will be delayed, suspended or forfeited, in whole or in part.

1.18 "Representative" shall mean that person who is the Company's Manager of Benefits and who will be responsible to administer this Plan pursuant to Article
     9.

1.19 "Surviving Spouse" shall mean the person to whom a Participant was married at the time of his or her death, provided that if the Participant's death occurs after he or she retires or is terminated without Cause or resigns from employment for Good Reason, a person shall qualify as a Surviving Spouse only if he or she was married to the Participant at the time of the Participant's retirement, termination or resignation and at the time of the Participant's death.

1.20 "Surviving Spouse's Social Security Benefit" shall mean the Social Security benefit that a Participant's Surviving Spouse will be entitled to receive at the earliest time such Benefit would otherwise be available to the Surviving Spouse following the death of the Participant assuming that (i) the Surviving Spouse has made or will make appropriate and timely application for such Benefit and (ii) no event has occurred or will occur by reason of which the amount of such Benefit will be delayed, suspended or forfeited, in whole or in part. If under the foregoing assumptions the Surviving Spouse is entitled to receive a Primary Social Security Benefit as a result of the Surviving Spouse's own employment and such Benefit is larger than the Surviving Spouse's Social Security Benefit to which he or she would be entitled, such higher benefit shall be used for purposes of this Plan. The Surviving Spouse's Social Security Benefit shall not include any additional Social Security Benefits paid for Dependent Children.

1.21 "Trusteed Retirement Plan" shall mean the Gulf States
     Utilities Company Trusteed Retirement Plan, as amended from time to time.


                          ARTICLE 2

                 ELIGIBILITY AND MEMBERSHIP

2.1 All Officers and Key Managerial Employees who were employed on a continuous full-time basis by the Company (including periods of disability and authorized leaves of absence) as of April 19, 1981, and who were 60 years of age or less on October 1, 1980, are eligible for Plan participation. Any Officer or Key Managerial Employee who is employed on a continuous full-time basis by the Company (including periods of disability and- authorized leaves of absence) at any time after April 19, 1981, shall be eligible for Plan participation upon being so designated by the Committee as a Participant.

2.2 As a condition of participation, each Participant shall complete, execute, and return to the Committee or the Committee's Representative a Participation Agreement in the form attached hereto and shall comply with such further conditions as may be established from time to time by -the Committee.

2.3 Upon commencing participation, a Participant shall remain in this Plan unless and until ( i ) his or her employment is terminated by the Company for Cause or
     (ii) the Participant resigns from employment with the Company without Good Reason as defined in Section 1.8 above.

2.4 At such time as a Participant who is under the age of 50 years commences to receive payment of a supplement under the provisions of this Plan, the Participant shall also be entitled to continue to receive medical benefits for the Participant and his or her family (if applicable). These severance medical benefits and the Participant's premium (if applicable) shall be the same as those medical benefits provided to and premiums paid by retired employees of the Company. These severance medical benefits and premiums shall increase or decrease at the same time and in the same amount as the medical benefits and premiums for retired employees of the Company shall increase or decrease, and shall continue until the Participant is eligible to receive medical benefits from a subsequent employer.

     At such time as a Participant who has attained the age of 50 years or more commences to receive payment of a supplement under the provisions of this Plan, the Participant shall also be entitled to continue to receive retirement medical benefits for the Participant and his or her family (if applicable). These retirement medical benefits and the Participant's premium (if applicable) shall be the same as those medical benefits provided to and premiums paid by retired employees of the Company. These retirement medical benefits and premiums shall increase or decrease at the same time and in the same amount as the medical benefits and premiums for retired employees of the Company shall increase or decrease, and shall continue (i) so long as the Participant receives payment of the supplement in the case of a Participant who was a Participant in this Plan as of March 1, 1991, and (ii) until the Participant is eligible to receive medical benefits from a subsequent employer in the case of a Participant who becomes a Participant after March
     1, 1991.

     The Participant understands that it is the Participant's responsibility to pay any federal or state taxes which may be imposed on medical benefits payable under this Section and on any supplements paid pursuant to the other provisions of this Plan.


                          ARTICLE 3

                NORMAL RETIREMENT SUPPLEMENT

3.1 If a Participant remains an active Company employee until at least the age of 65 years and then retires at a time when he or she meets all other conditions for participation prescribed hereunder, the Company shall pay to the, Participant a monthly income supplement which is eqUal to (a) minus (b) minus Cc) minus (d) .
     and which shall be computed as follows:

     (a) 50% of his or her monthly Average Final
         Compensation Rate, minus

     (b) his or her monthly Primary Social Security Benefit, minus

     (c) the monthly retirement benefits which the Participant is eligible to receive from the Trusteed Retirement Plan, computed on a 50% Joint and Survivor Annuity basis if he or she is married or on a Life Income Annuity basis if he or she is not married, minus

     (d) his or her monthly Previous Employer Provided Retirement Benefits and his or her distributions which are made from the Trust Agreement for Deferred Payments created by the Company and which are attributable to payments made with reference to this Plan.

3.2 Calculation of the amounts described in Section 3.1(b) through (d) above shall be made at the time of the Participant's retirement and any subsequent increases or decreases in such amounts that result from cost-of-living or similar periodic adjustments shall not affect the income supplement initially calculated to be payable to the Participant.

3.3 If, subsequent to the initial calculation of the supplement, a benefit payable to the Participant as described in Section 3.1(b) through (d) above is terminated or initiated, or is eligible to be initiated with or without reduction in the case of Section 3.1(b), -or is eligible to be initiated without reduction in the case of Section 3.1(c) or (d), then the supplement payable hereunder shall be adjusted to give effect to such termination, initiation or eligibility on the date thereof.

3.4 The Participant shall provide to the Committee in the manner it prescribes full and accurate information about benefits received under Section 3.1(b) through
     (d) above and shall promptly report to the Committee any subsequent initiation, termination or eligibility for initiation of such benefits. The Committee at its sole discretion may cancel a Participant's participation in this Plan if it determines that complete, accurate and timely disclosure of such benefits and their subsequent initiation, termination or eligibility for initiation is not made by the Participant.

3.5 The income supplements as described in Section 3.1 above shall be paid monthly and shall commence on the first day of the month following the month in which the Participant's retirement occurs. Payments shall continue during the lifetime of the Participant with the last payment being payable on the first day of the month following the Participant's death.

                          ARTICLE 4

                   TERMINATION SUPPLEMENT

4.1 If a Participant's employment is terminated by the Company without Cause or if a Participant separates from the Company's employment for Good Reason as stated in Section 1.8 above, then the Company shall pay to the Participant a monthly income supplement which is equal to (a) minus (b) minus (c) minus (d) and which shall be computed as follows:

     (a) 50% of his or her Average Final Compensation Rate, minus

     (b) his or her monthly Primary Social Security Benefit payable from time to time, minus

     (c) the monthly benefits which the Participant is or becomes eligible to receive from the Trusteed
         Retirement Plan, computed on a 50% Joint and Survivor Annuity basis if he or she is married or on a Life Income Annuity basis if he or she is not married, minus

     (d) his or her monthly Previous Employer Provided Retirement Benefits and his or her distributions which are made from the Trust Agreement for Deferred Payments created by the Company and which are attributable to payments made with reference to this Plan.

4.2 Calculation of the amounts described in Section 4.1(b) through (d) above shall be made at the time of a Participant's termination without Cause or resignation for Good Reason, and any subsequent increases or decreases In such amounts that result from cost-of-living or similar periodic adjustments shall not affect the income supplement initially calculated to be payable to the Participant.

4.3 If, subsequent to the initial calculation of the termination supplement, a benefit payable to the Participant as described in Section 4.1(b) through (d) is terminated or initiated, or is eligible to be initiated with or without reduction in the case of
     Section 4.1(b), or is eligible to be initiated without reduction in the case of Section 4.1(c) or (d), then the supplement payable hereunder shall be adjusted to give effect to such termination, initiation or eligibility on the date thereof.

4.4 The Participant shall provide to the Committee in the manner it prescribes full and accurate information about benefits received under Section 4.1(b) through
     (d) above and shall promptly report to the Committee any subsequent initiation, termination or eligibility for initiation of such benefits. The Committee at its sole discretion may cancel a Participant's participation in this Plan if it determines that complete, accurate and timely disclosure of such benefits and their subsequent initiation, termination or eligibility for initiation is not made by the Participant.

4.5 The income supplements as described in Section 4.1 above shall be paid monthly and shall commence on the first day of the month following the month in which the Participant is terminated without Cause or resigns from the Company's employment for Good Reason. Payment shall continue during the lifetime of the Participant with the last payment being payable on the first day of the month following the Participant's death.


                          ARTICLE 5

                    DISABILITY SUPPLEMENT

5.1 The Committee in its sole discretion shall determine after review of appropriate medical evidence whether a Participant has become totally and permanently disabled. A Participant shall be considered totally and permanently disabled for purposes of this Plan if he or she is so declared by the Committee.

5.2 If the Committee shall determine that a Participant has become totally and permanently disabled at a time when he or she is actively employed by the Company and meets all other conditions for participation hereunder, then the Company shall pay to the Participant a monthly income supplement which is equal to (a) minus (b) minus
     (c) minus (d) minus (e) and which shall be computed as follows:

     (a) for one year following the date of the Participant's retirement for disability, 100% of the Participant's monthly rate of base compensation in effect on the date that the Participant was declared permanently and totally disabled, and for the nine (9) succeeding years or until the Participant attains the age of 65 years, whichever occurs last, 50% of the rate of such base compensation, minus

     (b) his or her monthly Primary Social Security Benefit, minus

     (c) the monthly retirement benefits which the Participant is eligible to receive from the Trusteed Retirement Plan, computed on a 50% Joint and Survivor Annuity basis if he or she is married or on a Life Income Annuity basis if he or she is not married, minus

     (d) his or her monthly benefits received from disability insurance plans sponsored by the Company or any Previous Employer, minus

     (e) his or her monthly Previous Employer Provided Retirement Benefits and his or her distributions which are made from the Trust Agreement for Deferred Payments created by the Company and which are attributable to payments made with reference to -this Plan.

5.3 Calculation of the amounts described in Section 5.2(b) through (e) above shall be made at the time of the Participant's retirement for disability and any subsequent increases or decreases in such amounts that result from cost-of-living or similar periodic adjustments shall not affect the income supplement initially calculated to be payable to the Participant.

5.4 If, subsequent to the initial calculation of the supplement, a benefit payable to the Participant as described in Section 5.2(b) through (e) above is initiated or terminated, then the supplement payable hereunder shall be adjusted to give effect to such initiation or termination.

5.5 The Participant shall provide to the Committee in the manner it prescribes full and accurate information about benefits received under Section 5.2(b) through
     (e) above and shall promptly report to the Committee any subsequent initiation or termination of such benefits. The Committee at its sole discretion may cancel the Participant's participation in this Plan if it determines that complete, accurate and timely disclosure of such benefits and their subsequent initiation or termination is not made by the Participant.

5.6 If the Committee determines that a disabled Participant has recovered from being totally and permanently disabled and is able to return to work with the Company, the Committee shall declare that his or her participation in this Plan will cease unless such person resumes employment with the Company and executes and returns to the Committee or its Representative a new Participation Agreement and complies with such further conditions as may be established by and in the sole discretion of the Committee. Upon cessation of Plan participation or resumption of employment with the Company, all supplements to the Participant under this Article shall cease and the Participant shall not receive any further supplements unless and until he or she shall again be entitled to receive supplements under the provisions of this Plan.

5.7 The income supplements described in Section 5.2 shall be paid monthly and shall commence on the first day of the month following the month in which the Participant is placed on disability retirement and shall continue until (i) the 10-year period certain described in
     Section 5.2(a) ends, or (ii) the disabled Participant attains the age of 65 years, whichever occurs last.

5.8 If the Participant dies before the occurrence of an event that causes income supplements under this Article to cease, then until (i) the end of the 10-year period certain described in Section 5.2(a) or (ii) the date that the Participant would have attained the age of 65 years, whichever occurs last, the Participant's. Surviving Spouse will receive a monthly income supplement under this Plan which is equal to the supplement that the Spouse would have been entitled to receive under Article 7 hereof had the Participant died before retiring and while actively employed by the Company. If the deceased Participant has no Surviving Spouse or if the Surviving Spouse dies before the end of the period in which he or she is entitled to receive the supplements, then the supplements will continue to be paid to the Participant's Dependent Children, with payments divided equally among such Dependent Children who are then living. Such payments will continue until the youngest Dependent Child attains (or dies prior to) the age specified in Section 1.6 or until the end of the 10-year period certain described in Section 5.2(a), whichever occurs first. If there is no Surviving Spouse or Dependent Children at the time of the Participant's death or if there are no Dependent Children at the subsequent death of the Surviving Spouse, then no supplements will continue to be made under this Article.

5.9 If the disabled Participant so elects within one year following the date of disability retirement, the Company will provide to the Participant, in lieu of 10-year period certain payments described in Section
     5.2(a) above, a Life Income Annuity based on the present value of the remaining supplemental payments and the expected mortality of the Participant. Payment of the Life Income Annuity will discharge all obligations of this Plan, the Company, and the Committee to the disabled Participant, his or her Surviving Spouse and Dependent Children hereunder.


                          ARTICLE 6

       SURVIVOR'S SUPPLEMENT:  DEATH AFTER SEPARATION

6.1 If a Participant who (i) has retired under Section 3.1 or (ii) - has been terminated without Cause or has separated from employment with the Company for Good Reason under Section 4.1, is in either case receiving a supplement under those provisions at the time of his death, then his or her Surviving Spouse will receive a monthly income supplement under this Plan equal to 50% of the supplemental payments which are described in
     Section 3.1 or Section 4.1, as appropriate, and which the Participant was actually receiving or was eligible to receive under this Plan at the time of his or her death

6.2 If a Participant dies after attaining the age of 65 years and while actively employed by the Company, then his other Surviving Spouse will receive a monthly income supplement under this Plan equal to 50% of the supplemental payments described in Section 3.1 that the Participant would have been entitled to receive under this Plan had he or she retired on the day preceding his or her death.

6.3 The income supplements under this Article will be paid monthly and will commence on the first day of the month following the month in which Participant's death occurs and will continue until Surviving Spouse's death.


                          ARTICLE 7

         SURVIVOR'S SUPPLEMENT: PRIOR TO SEPARATION

7.1 If a Participant who is less than the age of 65 years dies before retiring and is actively employed by the Company at the time of his or her death, then his or her Surviving Spouse shall be entitled to receive a monthly income supplement which is equal to (a) minus
     (b) minus Cc) minus (d) and which shall be computed as follows:

     (a) for one year following the date of the Participant's death, 100% of his or her monthly rate of base compensation in effect on such date, and for the 9 succeeding years or until the date that deceased Participant would have attained the age 65 years, whichever occurs last, 50% of the rate of such base compensation, minus

     (b) his or her monthly Surviving Spouse's Social
         Security Benefit, minus

     (c) the monthly survivor's benefit which the Surviving
         Spouse is eligible to receive from the Trusteed
         Retirement Plan, minus

     (d) the monthly Previous Employer Provided Retirement Benefits which the Surviving Spouse is eligible to receive plus distributions to which he or she may be entitled to receive from the Trust Agreement for Deferred Payments created by the Company and that are attributable to payments that are made with reference to this Plan.

7.2 Calculation of the amounts described in Section 7.1(b) through (d). shall be made at the time of the Participant's death and any subsequent increases or decreases in such amounts that result from cost-of-living or similar periodic adjustments shall not affect the income supplement initially calculated to be payable to the Participant's Surviving Spouse.

7.3 If, subsequent to the initial calculation of the supplement, a benefit payable to the Participant's Surviving Spouse as described in Section 7.1(b) through
     (d) is initiated or terminated, or is eligible to be initiated with or without reduction in the case of
     Section 7.1(b), or is eligible to be initiated without reduction in the case of Section 7.1(c) or (d), then the supplement payable hereunder shall be adjusted to give effect to such initiation, termination or eligibility on the date thereof.

7.4 The Surviving Spouse shall provide to the Committee in the manner it prescribes full and accurate information about benefits received under Section 7.1(b) through
     (d) above and shall promptly report to the Committee any subsequent initiation or termination of such benefits. The Committee at its sole discretion may cancel a Surviving Spouse's participation in this Plan if it determines that complete, accurate and timely disclosure of such benefits and their subsequent initiation or termination is not made by the Surviving
     Spouse.

7.5 The income supplements described in Section 7.1 shall be paid monthly and shall commence on the first day of the month following the month in which the Participant dies and shall continue until (i) the end of the 10-year period certain described in Section 7.1(a) or
     (ii) the date that the deceased Participant would have been 65 years of age, whichever occurs last. If the deceased. Participant has no Surviving Spouse or if the Surviving Spouse dies before the end of the period in which he or she is entitled to receive benefits, then the supplemental payments will continue to be paid to the Participant's Dependent Children, with payments divided equally among such Dependent Children who are then living. Such payments shall continue until the youngest Dependent Child attains (or dies prior to ) the age specified in Section 1.6 or until the end of the 10-year period certain described in Section 7.1(a),. whichever occurs first. If there is no Surviving Spouse or Dependent Children at the time of the Participant's death or if there are no Dependent Children at the subsequent death of the Surviving Spouse, then no supplemental payments will be made under this Plan.

7.6 If the Surviving Spouse of a deceased Participant so elects within one year following the death of the Participant, the Company will provide the Surviving Spouse, in lieu of 10-year period certain payments described in Section 7.1(a) above, a Life Income Annuity based on the present value of the remaining supplemental payments and the expected mortality of the Surviving Spouse. Payment of the Life Income Annuity will discharge all obligations of this Plan, the Company and the Committee to the Surviving Spouse and the Participant's Dependent Children hereunder.


                          ARTICLE 8

            TERMINATION, AMENDMENT, MODIFICATION
                 OR SUPPLEMENTATION OF PLAN

8.1 Subject to the provisions of Section 8.2 below, the Committee reserves the right to terminate this Plan and to totally or partially amend, modify, or supplement this Plan at any time.

8.2 Except as provided in Sections 3.4, 4.4, 5.5 and 7.4, any action by the Committee to terminate, amend, modify, or supplement this Plan as set forth in this amendment, continuation and restatement shall not eliminate, reduce or in any way modify the Company's obligation to a person who is then a Participant in this Plan to pay supplements to the Participant, his or her Surviving Spouse, or his or her Dependent Children at the same times and in the same amounts as those supplements would have been payable under the Plan as set forth in this amendment, continuation and restatement had the Plan not been so terminated, amended, modified or supplemented. The provisions of this Section shall apply even if a supplement for a Participant, his Surviving Spouse or Dependent Children is not in pay status for any person who is a Participant as of the date of the termination, amendment, modification or supplement.

8.3 Upon cancellation of Plan participation of a Participant., Surviving Spouse or Dependent Child as permitted hereby, neither the Plan nor the Participation Agreement shall be of any force and effect with respect to the cancelled Participant, Surviving Spouse or Dependent Child and no person
     (including the Company) shall have any obligation to the cancelled Participant, Surviving Spouse or Dependent Child under this Plan or the Participation
     Agreement.


                          ARTICLE 9

                 ADMINISTRATION OF THE PLAN

     This Plan shall be administered by the Committee. The Committee has the sole authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations expressly provided herein or necessary or advisable in connection with the administration of this Plan. The Representative of the Committee will be responsible for implementation of this Plan on the Committee's behalf.


                         ARTICLE 10

                       EFFECT OF PLAN

     The establishment and continuance of this Plan shall not constitute a contract of employment between the Company and any Participant, and shall not be deemed to be consideration for, inducement to, or a condition of employment of any person. Nothing contained herein shall be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the unqualified right of the Company to terminate such employment at any time for any reason.


                         ARTICLE 11

                     SOURCE OF BENEFITS

11.1 Amounts payable to a Participant, his or her Surviving Spouse, and his or her Dependent Children under this Plan shall be paid exclusively from the general assets: of the Company other than for amounts which are made available and distributed from the Trust Agreement for Deferred Payments created by the Company.

11.2 It is expressly stipulated that notwithstanding the purchase by the Company of insurance, annuities or other investments in contemplation of payments to be made under this Plan, (a) any such assets are a part of the general assets of the Company subject to its general creditors, (b) this Plan is only a general corporate commitment, and Cc) the Participants, the Surviving Spouses and Dependent Children must rely solely on the general credit of the Company for fulfillment of its obligations under this Plan.


                         ARTICLE 12

                    FACILITY OF PAYMENTS

     If any person entitled to payment under this Plan shall, in the sole opinion of the Committee, be physically or mentally incapacitated to receive or properly receipt for the payments, then the Committee may make payments to any member of the family of the person then entitled to payment, or for the use and benefit of the person, or to any individual or institution providing care for the person, and all payments so made by the Committee shall discharge and release the Company, this Plan, and the Committee with respect to those payments.


                         ARTICLE 13

                      CLAIMS PROCEDURE

13.1 A Participant, or any other person claiming under him or her, shall make a claim for supplemental payments under this Plan by delivering a written request to the Committee or the Committee's Representative.

13.2 If a claim is wholly or partially denied, notice of the decision, meeting the requirements of Section 13.3, shall be furnished to the claimant within a reasonable period of time after receipt of the claim by the Committee or the Committee's Representative.

13.3 The Committee or the Committee's Representative shall provide to every claimant who is denied a claim for supplemental payments written notice setting forth in a manner calculated to be understood by the claimant, the following: (i) specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claim review procedure, as set forth in Section 13.4 and 13.5.

13.4 The purpose of the review procedure set forth in this Section and in Section 13.5 is to provide a procedure by which a claimant under this Plan may have a reasonable opportunity to appeal a denial of a claim to the Committee for a full and fair review. To accomplish that purpose, the claimant or his or her duly authorized representative (i) may request a review upon written application to the Committee, (ii) may review pertinent Plan documents, and (iii) may submit issues and comments in writing. A claimant or his or her duly authorized representative shall request a review by filing a written application for review with the Committee at any time within 60 days after receipt by the claimant of the denial of his or her claim.

13.5 The decision on review of appeal of a denied claim shall be made in the following manner. The decision on review shall be made by the Committee which may in its discretion hold a hearing on the denied claim, and the Committee shall make its decision not later than 60 days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible, but no later than 120 days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.


                         ARTICLE 14

                        MISCELLANEOUS

14.1 The right of any Participant, his or her Surviving
     Spouse or Dependent Children to receive any payment under this Plan shall not be subject in any manner to attachment or other legal process or proceedings for discharge of the debts of those persons, and any such payment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, mortgage or encumbrance by those persons.

14.2 Except to the extent preempted or superseded by the federal laws of the United States of America, the laws of the State of Texas will govern this Plan.

14.3 All notices, reports, statements, distributions or payments given, made, delivered or transmitted to a Participant, his or her Surviving Spouse or Dependent Children shall be deemed to be duly given, made, delivered or transmitted when mailed by first class mail, postage prepaid, addressed to the person entitled thereto at the address appearing on the books of the Committee. Written directions, notices, and other communications to the Company, the Committee, or its Representative shall be deemed to be duly given, made or delivered when received by the Representative at such location as the Committee may from time to time specify.

14.4 Wherever appropriate in this Plan, the masculine gender shall be construed to include the feminine, and the feminine gender shall be construed to include the masculine. Words used in the singular shall be construed to include the plural, and the plural to include the singular.

14.5 The headings of the Articles and Sections of this Plan are included solely for convenience of reference, and if there is any conflict between the headings and the text of this Plan, the text shall control.

     EXECUTED effective as of March 1, 1991.

ATTEST:                       COMPENSATION COMMITTEE OF THE
                              BOARD OF DIRECTORS OF GULF
                              STATES UT)LITIES COMPANY

                              By:
                              Its:Chairman